Exhibit 5.1

Mont E. Tanner

Attorney at Law

2950 East Flamingo Road, Suite G, Las Vegas, NV 89121

Telephone: (702) 369-9614

Facsimile: (702) 369-5731

MTANNERLAW@AOL.COM

June 25 , 2025

Wayne Berian

Certiplex Corporation

663 Rancho Santa Fe Rd., Suite 628

San Marcos, CA 92078

wbcertiplex@gmail.com

Re:	CERTIPLEX CORPORATION POST EFFECTIVE AMENDMENT TO REGISTRATION STATEMENT

Dear Wayne,

Our Office was retained by Certiplex Corp., a Montana Corporation (the "Company"), in connection with the Company's Post-Effective Amendment to the Registration Statement on Form S-1, (File No. 333-274531) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of up to 28,200,000 shares of the Company's common stock, $0.001 par value per share, which may be offered and sold from time to time by selling stockholders identified therein (the Selling Stockholders).

In connection with this opinion, we have examined and relied upon such corporate records, documents, certificates and other instruments as we have deemed necessary, including the Registration Statement and exhibits thereto, the Company's Articles of Incorporation as amended; the Company's Bylaws as amended; and Resolutions adopted by the Company's Board Of Directors approving, among other items, authorization issuance of the common shares registered herein.

Based solely upon and subject to the foregoing, with the understanding that the issuance of the common stock complies with all applicable provisions of the Securities Act and relevant State Securities laws, we are of the opinion that the 28,200,000 shares of Common Stock registered for resale by the selling Stockholders have been, or will be upon issuance in accordance with the terms of the applicable stock purchase agreements, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our law firm under the caption "Legal Matter" in the prospectus included therein.

Very truly yours,

Law Offices of Mont E Tanner

Mont E. Tanner, Esq.